LOAN AGREEMENT

LOAN AGREEMENT (this “Agreement”) dated as of December 13, 2010 by and among CleanTech Innovations, Inc., a Nevada corporation with its principal executive offices located at C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China 112616 (“CleanTech”), and its wholly owned subsidiaries, Liaoning Creative Bellows Co., Ltd. (“Creative Bellows”) and Liaoning Creative Wind Power Equipment Co., Ltd. (“Wind Power,” together with Creative Bellows, the “Subsidiaries”), each such subsidiary organized under the laws of the People’s Republic of China (CleanTech, Creative Bellows and Wind Power are collectively referred to herein as the “Company”), and NYGG (Asia), Ltd., a company organized under the laws of the British Virgin Islands with its principal executive offices located at 12th Floor Ruttonjee House, 11 Duddell Street, Central, Hong Kong ("Lender").

WITNESSETH

WHEREAS, Lender has agreed, subject to the terms and conditions hereof, to loan to the Company the sum of U.S. $10,000,000 (Ten Million Dollars) (the "Loan").

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. The Loan. Simultaneously with the execution of this Agreement by the parties hereto, the Lender will loan to the Company the sum of U.S. Dollars (“USD”) 10,000,000. The Loan will be evidenced by a note (the "Note"), dated the date hereof, in the principal amount of the Loan, and will bear simple interest at the rate of 10% per annum, payable quarterly in advance commencing on the date hereof and thereafter every three (3) months from the date hereof on the following dates: March 13, 2011, June 13, 2011, September 13, 2011, and December 13, 2011, unless such date is a banking holiday recognized by JPMorgan Chase & Co. in New York City or a Saturday or Sunday (a “Business Day”), in which case such payment will be due on the next succeeding Business Day. The principal, together with any accrued and unpaid interest thereon, shall be due on the earlier of (i) March 1, 2012, (ii) on demand of the Lender of a full or partial payment at any time after the closing of any financing of USD 10,000,000 or more, or the equivalent in another currency, in one or a series of transactions or (iii) upon acceleration due to a Change of Control or Event of Default (as defined in the Note). The Note will be in the form attached hereto as Exhibit A. At the Lender’s option, the principal amount of the note and all interest thereon shall be paid in either USD or Renminbi (“RMB”) at an exchange rate of RMB 6.90 to USD 1.00 to the Lender or any designee of Lender as provided to the Company in writing by Lender.

2. Representations and Warranties of the Company. The Company represents and warrants that:

(A) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and the Company and its Subsidiaries are duly qualified to do business and in good standing in such jurisdictions where the conduct of their business makes such qualification necessary. The Company has full power and authority, corporate and otherwise, to enter into and perform this Agreement and the Note.

(B) The execution, delivery and performance by the Company of this Agreement, and the making, execution and delivery by the Company of the Note (collectively with the Agreement referred to herein as the "Transaction Documents") have been duly authorized by all necessary corporate action and will not violate any provision of law, court order or decree to which the Company or its Subsidiaries are subject to, or the Company's Articles of Incorporation or Bylaws, as amended, or result in the breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to any agreement or instrument to which they are a party. The Transaction Documents are a valid and binding obligation of the Company, enforceable in accordance with its terms subject to general principles of equity and bankruptcy and other laws affecting creditors' rights generally.

(C) No governmental permit, consent, approval or authorization is required in connection with (i) the execution, delivery and performance of the Transaction Documents, or (ii) the offer, sale, issuance and delivery of the Note contemplated hereby by the Company; provided, that, all representations made to the Company by the Lender in this Agreement and in any other document or instrument delivered in connection herewith are assumed for purposes of this representation and warranty to be accurate and complete.

(D) The Company has made available to the Lender through the EDGAR system, true and complete copies of the Company’s current report on Form 8-K filed July 2, 2010 (the “8-K”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 8-K and prior to the date hereof (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

(E) The SEC Filings complied as to form and content in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(F) The net proceeds of the Note hereunder shall be used by the Company for working capital.

(G) Since December 31, 2009, except as identified and described in the SEC Filings, there has not been:

(i) any change in the financial condition of the Company that could reasonably be expected to have a material adverse effect (“Material Adverse Effect”) on (x) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (y) the ability of the Company to perform its obligations under the Transaction Documents, individually or in the aggregate; or

(ii) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

3. Representations and Warranties by the Lender. As an inducement to the Company to enter into this Agreement and issue the Note, Lender represents and warrants, as follows:

(A) Lender is a validly existing company, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to enter into the Transaction Documents.

(B) The execution, delivery and performance by Lender of the Transaction Documents to which Lender is a party have been duly authorized and will each constitute the valid and legally binding obligation of Lender, enforceable against Lender in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(C) Lender acknowledges that it has been advised that the Note has not been registered under the provisions of the Act.

(D) Lender acknowledges it has reviewed and received copies of all SEC Filings. Lender specifically disclaims receipt of any other information and material, whether oral or in writing, from the Company or anyone acting for or on behalf of the Company, and reliance upon any such unauthorized oral or written information and material is specifically disclaimed.

4. Covenants. Upon an Event of Default or a Change of Control of the Company (as defined in the Note), the entire outstanding principal amount of the Note, and interest due thereon, shall become immediately due and payable in accordance with the terms of the Note.

5. Negative Covenants. Without the prior written consent of the Lender, from the date hereof until the date the Note is repaid in full, the Company and its Subsidiaries shall be prohibited from:

(A) Selling, leasing, encumbering, pledging or otherwise disposing of their respective assets, except in the ordinary course of business;

(B) Dissolving, liquidating, or winding up their respective businesses;

(C) Conducting their respective businesses other than in their ordinary and usual course;

(D) Paying any dividend or make any other distributions of cash or property;

(E) Merging or consolidating with another entity;

(F) Issuing any new stock or redeeming any existing stock;

(G) Incurring indebtedness for borrowed money, including capitalized loan obligations; or

(H) Effecting any fundamental change to the Company's lines of business.

6. Loan Delivery. Lender shall deposit a total of USD 10,000,000, less any applicable wire or transfer fees as follows:

Beneficiary: The Newman Law Firm PLLC IOLA Trust Account
Bank Name: TD Bank, NA
Bank Address: 2 Wall Street, New York, NY 10005
ABA: 026013673
Account Address: 44 Wall Street, New York, NY 10005
Account Number:

Upon the receipt by Lender and Company of the executed Loan Agreement and Note, The Newman Law Firm is hereby authorized by the Lender and the Company to promptly release all funds to the Company as directed by the Company in writing.

7. Miscellaneous.

(A) (i) The Company agrees to indemnify and hold harmless the Lender and its affiliates and their respective directors, officers, employees and agents (each a “Lender Indemnitee”) from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which any such Lender Indemnitee may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Lender Indemnitee for all such amounts as they are incurred by such Lender Indemnitee.

(ii) The Lender agrees to indemnify and hold harmless the Company and its affiliates and their respective directors, officers, employees and agents (each a “Company Indemnitee”) from and against any and all Losses to which any such Company Indemnitee may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Lender under the Transaction Documents, and will reimburse any such Company Indemnitee for all such amounts as they are incurred by such Company Indemnitee.

(B) This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Lender, as applicable, provided, however, that Lender may assign its rights and delegate its duties hereunder in whole or in part to an affiliate and may assign in writing any right to the payment of interest and principal to any designee. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(C) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

(D) The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(E) Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by mail, then such notice shall be deemed given upon the receipt of such notice by the recipient and (iii) if given by an internationally recognized overnight air courier, then such notice shall be deemed given two Business Days after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days advance written notice to the other party:

If to the Company:
C District, Maoshan Industry Park,
Tieling Economic Development Zone,
Tieling, Liaoning Province, China 112616
Att: Bei Lu

With a copy to (which copy shall constitute notice):
The Newman Law Firm, PLLC
14 Wall Street, 20th Floor
New York, NY 10005
Attention: Robert Newman

If to the Lender:
NYGG (Asia), Ltd.
12th Floor Ruttonjee House,
11 Duddell Street
Central, Hong Kong

With a copy to (which copy shall constitute notice):
Orrick, Herrington & Sutcliffe, LLP
51 West 52nd Street
New York, NY 10019
Attn: George H. Wang Esq.

(F) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Lender, and the Company will pay the reasonable fees and expenses of the Lender incurred in connection with any such amendment.

(G) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

(H) Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

(I) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(J) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(K) The Company shall pay the reasonable fees and expenses of counsel incurred in connection with the negotiation and consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written

CLEANTECH INNOVATIONS, INC.

By:	/s/ Bei Lu
Name: Bei Lu
Title: President and Chief Executive Officer

LIAONING CREATIVE BELLOWS CO., LTD.

By:	/s/ Bei Lu
Name: Bei Lu
Title: President and Chief Executive Officer

LIAONING CREATIVE WIND POWER EQUIPMENT CO., LTD.

By:	/s/ Bei Lu
Name: Bei Lu
Title: President and Chief Executive Officer

LENDER:

NYGG (Asia), Ltd.

By:	/s/ Ming Li
Name:
Title: